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PROXY                         SUNPHARM CORPORATION                         PROXY

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 16, 1999

    The undersigned, having received the Notice of Special Meeting and the proxy statement/prospectus, hereby appoints Stefan Borg and Paul M. Herron, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above Special Meeting and all adjournments thereof and to act for and to vote all common stock and/or preferred stock of SunPharm Corporation standing in the name of the undersigned at the Special Meeting to be held on Tuesday, November 16, 1999 at 9:00 a.m. Eastern time at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts.

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 1999, by and among GelTex Pharmaceuticals, Inc. ("GelTex"), Shine Acquisition Sub, Inc., a wholly-owned subsidiary of GelTex ("Merger Sub"), and SunPharm Corporation ("SunPharm"), pursuant to which Merger Sub will merge with and into SunPharm (the "Merger") and SunPharm will survive the Merger as a wholly-owned subsidiary of GelTex. In the Merger, holders of outstanding SunPharm common stock, par value $.0001 per share ("SunPharm Common Stock") will receive between 0.12225 and 0.14493 of a share of common stock, par value $.01 per share, of GelTex ("GelTex Common Stock") for each share of SunPharm Common Stock held by them, and holders of outstanding Series A or Series B Preferred Stock, par value $.001 per share ("SunPharm Preferred Stock") will receive between 0.18338 and
   0.21740 of a share of GelTex Common Stock for each share of SunPharm Preferred Stock held by them. Approval and adoption of the Merger Agreement will also constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

    [ ]  FOR              [ ]    AGAINST              [ ]   ABSTAIN

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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                                                   MARK HERE FOR ADDRESS [
                                                   ] CHANGE AND NOTE AT LEFT

                                                   PLEASE SIGN EXACTLY AS NAME
                                                   APPEARS HEREON. Joint owners
                                                   should each sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such.

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

                                                   Date
  -----------------------------------------------------------------------------,
                                                   1999

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" Proposal 1, and in the discretion of Stefan Borg or Paul
M. Herron on any other business matters or proposals as may properly come before the Special Meeting.

    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ABOVE. YOU NEED NOT MARK ANY BOXES.